OMB APPROVAL
OMB Number: Expires:	3235-0060 August 31, 2012
Estimated average burden hours per response …28.0

UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2011

APPLIED NANOTECH HOLDIINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

We completed a subscription agreement  for a private placements to Sichuan Anxian Yinhe Construction and Chemical Group Co., Ltd (“YHCC”), an accredited investor under Rule 506 of Regulation D of the Securities Act of 1933 as part of an overall strategic relationship as described in more detail in the press release attached to this form 8-K as an exhibit. The company will issue 6,578,948 shares of its common stock and receive proceeds of $2.5 million. There were no material expenses associated with this offering. In addition, we intend to appoint a representative of YHCC to our Board of Directors.

Item 5.02  Departure of Director or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 3.02 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1  Subscription agreement between the Company and YHCC
99.1 Press release dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Nanotech Holdings, Inc.

By: /s/ Douglas P. Baker
Date: February 17, 2011	Douglas P. Baker Chief Executive Officer